                                                                   EXHIBIT 23.b


                    [DEGOLYER AND MACNAUGHTON LETTERHEAD]



                                April 7, 1997




Enron Corp.
1400 Smith Street
Houston, Texas 77002


Gentlemen:

        In connection with Amendment No. 1 to Registration Statement No. 333-22739 on Form S-3 (the Registration Statement), to be filed with the Securities and Exchange Commission on or about April 10, 1997, by Enron Corp., DeGolyer and MacNaughton hereby consents to the incorporation in said Registration Statement of the references to our firm and to the opinions delivered to Enron Oil & Gas Company (the Company) regarding our comparison of estimates prepared by us with those furnished to us by the Company of the proved oil, condensate, natural gas liquids, and natural gas reserves of certain selected properties owned by the Company. The opinions are contained in our letter reports dated January 13, 1995, January 22, 1996, and January 17, 1997, for estimates, as of January 1, 1995, December 31, 1995, and December 31, 1996, respectively. The opinions are referred to in the section "Oil and Gas Exploration and Production Properties and Reserves--Reserve Information" in Enron Corp.'s Annual Report on Form 10-K for the year ended December 31, 1996, and in Note 19 to the Enron Corp. consolidated financial statements included in Enron Corp.'s Form 10-K for the year ended December 31, 1996. DeGolyer and MacNaughton also consents to the incorporation by reference in the Registration Statement of its letter report, dated January 17, 1997, addressed to the Company, which is included as Exhibit 23.03 to Enron Corp.'s Annual Report on Form 10-K for the year ended December 31, 1996. DeGolyer and MacNaughton also consent to the references to us in the section "Experts" in the Prospectus that is a part of the Registration Statement.





                                Very truly yours,


                                /s/ DEGOLYER AND MACNAUGHTON

                                DeGOLYER and MacNAUGHTON